UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005 (February 11, 2005)

PEOPLES ENERGY CORPORATION
THE PEOPLES GAS LIGHT AND COKE COMPANY
(Exact name of registrants as specified in their charters)

Illinois	1-5540	36-2642766
Illinois	2-26983	36-1613900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 11, 2005, the members of the Gas Workers Union, Local 18007, Utility Workers Union of America, AFL-CIO, (the "Union") voted to approve an agreement with The Peoples Gas Light and Coke Company ("Peoples Gas"). The Union represents over 800 employees of Peoples Gas. The agreement becomes effective May 1, 2005 and has a three-year term ending on April 30, 2008. Under the agreement, most Union members will receive a 3% wage increase effective May 1, 2005, a 3% wage increase effective May 1, 2006, and a 3.5% wage increase effective May 1, 2007. In addition, the monthly cost contribution for all Union employees and retirees who elect to be covered by Peoples Gas' PPO health insurance program will increase from 16% to 18%, effective January 1, 2007, and from 18% to 20%, effective January 1, 2008. The cost contribution rates for Union employees and retirees who elect to be covered by Peoples Gas' HMO program will remain unchanged. A copy of a press release announcing the Union's approval of the agreement is attached to this Form 8-K as Exhibit 99.

9.01 Financial Statements and Exhibits

(c) Exhibits

The following is furnished as an exhibit to this report.

Exhibit
Number	Description

99	Press release issued February 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY
(Registrants)

Date: February 17, 2005	By: /s/ Thomas A. Nardi
Thomas A. Nardi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99	Press release issued February 17, 2005.